UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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RENT-A-CENTER, INC.

(Name of Registrant as Specified In Its Charter)

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RENT-A-CENTER COMMENTS ON ISS REPORT

PLANO, Texas – May 29, 2017 – (BUSINESS WIRE) – Rent-A-Center, Inc. (NASDAQ/NGS:RCII) (“Rent-A-Center” or the “Company”), the nation’s largest rent-to-own operator, today issued the following statement in response to a report by Institutional Shareholder Services (“ISS”) regarding the election of directors to Rent-A-Center’s Board at the Company’s Annual Meeting of Stockholders to be held on June 8, 2017:

We are pleased that ISS has indicated Rent-A-Center stockholders support Mark Speese, our Chief Executive Officer and the Chairman of our Board of Directors. As stated in its report, ISS acknowledges that “Speese’s significant personal stake in the company and deep understanding of the RTO industry make him a valuable contributor to the turnaround plan. He grew Rent-A-Center and created shareholder value over many years before his departure as CEO on January 31, 2014.”1

However, we strongly disagree with ISS’s conclusion on our other two well-qualified nominees, Jeffery M. Jackson and Leonard H. Roberts. With their collective knowledge of the rent-to-own business and retail industry, comprehensive operational and strategically-oriented expertise and extensive CEO and governance experience, both Mr. Jackson and Mr. Roberts are well-positioned and qualified to drive a turnaround of the business and deliver long-term value for ALL stockholders. The Rent-A-Center Board unanimously recommends that stockholders vote “FOR” the Company’s three highly qualified nominees – Mark E. Speese, Jeffery M. Jackson and Leonard H. Roberts – on the WHITE proxy card.

Together with the full Board, these three directors have taken and will continue to take decisive actions to drive growth, improve profitability and maximize value for ALL Rent-A-Center stockholders. We are confident that Rent-A-Center, overseen by the Board’s nominees, is best positioned for long-term success with the continued execution of the strategic initiatives underway.

In stark contrast to Rent-A-Center’s three highly-qualified and experienced nominees, Engaged Capital’s nominees add no incremental skills to the current Board and generally lack the management and retailing experience required to best serve Rent-A-Center and its stockholders. Further, Engaged Capital’s hand-picked nominees will be first and foremost loyal to Engaged Capital and will pursue its agenda to run a sale process. We believe the election of Engaged Capital’s nominees would limit the value creation opportunity for all Rent-A-Center stockholders and adversely affect the execution of the strategic plan underway to enhance value.

About Rent-A-Center, Inc.

A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 230 rent-to-own stores operating under the trade names of “Rent-A-Center,” “ColorTyme,” and “RimTyme.”

[1]	Permission to use quotations neither sought nor obtained

Forward-Looking Statements

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” “believe,” or “confident,” or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company’s actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company’s current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of the Company’s business segments; the Company’s chief executive officer and chief financial officer transitions, including the Company’s ability to effectively operate and execute its strategies during the interim period and difficulties or delays in identifying and/or attracting a permanent chief financial officer with the required level of experience and expertise; failure to manage the Company’s store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; disruptions, including capacity-related outages, caused by the implementation and operation of the Company’s new store information management system, and its transition to more-readily scalable, “cloud-based” solutions; the Company’s ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; disruptions in the Company’s supply chain; limitations of, or disruptions in, the Company’s distribution network; rapid inflation or deflation in the prices of the Company’s products; the Company’s ability to execute and the effectiveness of a store consolidation, including the Company’s ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company’s available cash flow; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company’s brand; uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the Rent-to-Own industry; the Company’s compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company’s information technology and other networks and the Company’s ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The Company, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at Rent-A-Center’s 2017 Annual Meeting. On April 27, 2017, the Company filed its definitive proxy statement (as it may be amended from time to time, the “Proxy Statement”) and definitive form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting. The Company’s stockholders are strongly encouraged to read the Proxy Statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information. Additional information regarding the identity of participants, and their direct or indirect interests (by security holdings or otherwise) is set forth in the Proxy Statement. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at the Company’s website at www.rentacenter.com, by contacting the Company’s Investor Relations at 972-801-1100 or by contacting the Company’s proxy solicitor, Okapi Partners LLC, toll free at 1-877-259-6290.

Contacts

Investors:

Maureen Short

Interim Chief Financial Officer

972-801-1899

maureen.short@rentacenter.com

and

Okapi Partners LLC

Bruce H. Goldfarb / Chuck Garske / Teresa Huang

212-297-0720

Media:

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan / James Golden / Aura Reinhard

212-355-4449